===============================================================================


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported) - July 24, 2002

                       Plains All American Pipeline, L.P.
                (Name of Registrant as specified in its charter)

            DELAWARE                        0-9808               76-0582150
  (State or other jurisdiction     (Commission File Number)   (I.R.S. Employer
of incorporation or organization)                            Identification No.)

                           333 Clay Street, Suite 1600
                              Houston, Texas 77002
                                 (713) 646-4100
               (Address, including zip code, and telephone number,
        including area code, of Registrant's principal executive offices)

                                       N/A
         (Former name or former address, if changed since last report.)

===============================================================================

Item 9.  Regulation FD Disclosure

     In accordance with General Instruction B.2. of Form 8-K, the information presented under this Item 9 shall not be deemed "filed" for purposes of Section 18 of the Securities Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

Disclosure of Third and Fourth Quarter 2002 Estimates; Update of Year 2002 Estimates

     The following table reflects our actual results for the first six months of 2002 and current estimates of results for the third and fourth quarters of 2002 as well as for the full year 2002. These estimates are based on assumptions and estimates that management believes are reasonable based on currently available information; however, management's assumptions and our future performance are both subject to a wide range of business risks and uncertainties and we can not assure you that these goals and estimates can or will be met. Any number of factors could cause our actual results to differ materially from those in the following table. The estimates set forth below are given as of the date hereof based only on information known to us as of July 23, 2002.

                        Operating And Financial Guidance
                       (in thousands except per unit data)


                                     YTD             Quarter Ended           Quarter Ended             Year Ended
                                ---------------  ----------------------  ---------------------   ---------------------
                                June 30, 2002     September 30, 2002      December 31, 2002       December 31, 2002
                                ---------------  ----------------------  ---------------------   ---------------------
                                   Actuals          Low        High         Low        High        Low        High
                                ---------------  --------   -----------  ---------   ---------   --------   ----------
Gross Margin:

Pipeline                          $ 37,285       $ 22,500   $ 23,500      $ 24,700   $ 26,000    $ 84,485    $ 86,785
Mktg, Gath, Term, & Stor            44,532         22,000     22,700        24,100     25,500      90,632      92,732
                                  --------       --------   --------      --------   --------    --------    --------
Total Gross Margin                  81,817         44,500     46,200        48,800     51,500     175,117     179,517

G&A / Other Expenses                21,912         11,500     11,200        11,800     11,500      45,212      44,612
                                  --------       --------   --------      --------   --------    --------    --------
EBITDA                            $ 59,905       $ 33,000   $ 35,000      $ 37,000   $ 40,000    $129,905    $134,905
Depreciation & Amortization         14,144          8,600      8,600         9,400      9,400      32,144      32,144
                                  --------       --------   --------      --------   --------    --------    --------
EBIT                                45,761         24,400     26,400        27,600     30,600      97,761     102,761
Interest Expense                    12,807          8,800      8,500         9,600      9,300      31,207      30,607
                                  --------       --------   --------      --------   --------    --------    --------
Adjusted Income                   $ 32,954       $ 15,600   $ 17,900      $ 18,000   $ 21,300    $ 66,554    $ 72,154
                                  ========       ========   ========      ========   ========    ========    ========
Adjusted Income
 to Limited Partners                31,059         14,409     16,663        16,761     19,995      62,229      67,717
Units Outstanding                   43,253         43,253     43,253        43,253     43,253      43,253      43,253
Adjusted Income per Unit          $   0.72       $   0.33   $   0.39      $   0.39   $   0.46    $   1.44    $   1.57

Notes and Assumptions:

1. The estimates assume the closing on August 1, 2002 of the acquisition of interests from Shell as disclosed in our report on Form 8-K filed on May 6, 2002 (the "Shell West Texas Assets"), and include our estimates of results from the interests acquired effective as of the date of closing.

2. EBITDA means Earnings Before Interest, Taxes, Depreciation, Amortization and other non-cash items. EBIT means EBITDA less Depreciation and Amortization. Adjusted income means net income before unusual or non-recurring items and the impact of SFAS 133, "Accounting for Derivative Instruments and Hedging Activities." The historical results presented in the table do not include the impact of any unusual or non-recurring items or SFAS 133. The effect of these excluded items would be to reduce adjusted income, EBITDA and EBIT by approximately $1.7 million, and would reduce adjusted income per unit by $0.04. The forecast presented in the table does not include any assumptions or projections with respect to any potential gains or losses related to SFAS 133 or EITF 98-10. The potential gains or losses related to SFAS 133 or EITF 98-10 could materially change reported net income.

3. Pipeline Gross Margin. Pipeline volume and tariff estimates are based on historical operating performance and our outlook for future performance. Actual results could vary materially depending on volumes that are shipped. Average pipeline volumes are estimated to be approximately 765,000 barrels per day for the third quarter of 2002, including volumes from the Shell West Texas Assets for two-thirds of the quarter (as a result of the August 1 effective date), with Outer Continental Shelf (OCS) volumes estimated to make up approximately 8% of these volumes, or approximately 65,000 barrels per day. Average pipeline volumes are estimated to be approximately 915,000 barrels per day for the fourth quarter of 2002 with Outer Continental Shelf
     (OCS) volumes estimated to make up approximately 7% of these volumes, or approximately 65,000 barrels per day. Revenues are forecast using these volume assumptions, current tariffs and estimates of operating expenses, each of which management believes are reasonable. A 5,000 barrel per day variance in OCS volumes, an approximate 8% volume reduction, would have an approximate $800,000 effect on EBITDA for the third quarter and an approximate $3.2 million effect on an annualized basis. An average 25,000 barrel per day variance in the Basin Pipeline System, the primary asset to be acquired from Shell, equivalent to an approximate 10% volume reduction on that pipeline system, would have an approximate $550,000 effect on EBITDA for the third quarter and an approximate $3.3 million effect on an annualized basis.

4. Marketing and Transportation, Terminalling and Storage Gross Margin. Forecast volumes for Gathering & Marketing are approximately 475,000 barrels per day for the remainder of the year, consistent with our current volumes. Gross margin is forecast using these volume assumptions and estimates of operating expenses, each of which management believes are reasonable.

5. General and Administrative Expense. G&A expense is forecast to be between $11.2 million and $11.5 million for the third quarter of 2002 and between $11.5 million and $11.8 million for the fourth quarter of 2002. Excluding acquisition related increases, the second half of 2002 includes approximately $1.2 million of consultant and contractor related expenses attributable to accounting system enhancements and increased resources associated with an ongoing project to reprocess, validate and collect certain prior year accounts receivable, which we expect to complete over the next six months. We anticipate that annual general and administrative costs in 2003 will be reduced by approximately $1.2 to $1.5 million as we eliminate processing and consulting costs associated with this project.

6. Interest Expense. Third quarter interest expense is forecast to be between $8.5 million and $8.8 million assuming an average debt balance of approximately $575 million and an average interest rate of approximately 6.0%, including our current interest rate hedges and commitment fees. Fourth quarter interest expense is forecast to be between $9.3 million and $9.6 million assuming an average debt balance in the fourth quarter of 2002 of approximately $675 million and an average interest rate of approximately 5.7%, including our current interest rate hedges and commitment fees. The forecast is based on estimated cash flow, current distribution rates, planned capital projects, planned sales of surplus equipment, and forecast levels of inventory and other working capital sources and uses, each of which management believes is reasonable. The forecast does not include the effects of any changes to the capital structure, including debt refinancings or equity issuances, which may occur prior to year end.

7. Depreciation & Amortization. Depreciation and amortization is forecast based on our existing assets, our initial assessment of the estimated useful lives of the Shell West Texas Assets and forecast capital expenditures. Depreciation is computed using the straight-line method over estimated useful lives which range from 5 years for office property and equipment to 40 years for certain crude oil terminals and facilities. Crude oil pipelines are depreciated over 30 years.

8. Units Outstanding. Our forecast is based on the 43,252,748 units that are currently outstanding.

9. Adjusted Income per Unit. Adjusted income per limited partner unit is calculated by dividing the adjusted income allocated to limited partners by the weighted average units outstanding during the period. As noted in number 11 below, the adjusted income allocated to limited partners is impacted by the amount of the incentive distribution paid to the general partner.

10. Potential Effect of Changes in Capital Structure. Interest expense, adjusted income and adjusted income per unit estimates are based on our capital structure as of July 23, 2002. In keeping with our established financial growth strategy of financing acquisitions using a balance of equity and debt, we anticipate that we will issue equity in order to reduce debt associated with the acquisition of the Shell West Texas Assets. Depending on the terms, any such equity issuance may dilute the adjusted income per unit forecasts included in the foregoing table. In addition, we have recently amended our credit facility to permit the issuance of up to $400 million of senior unsecured notes. We intend to monitor debt capital market conditions and may in the future issue senior unsecured notes, which may bear interest costs greater than the amount included in the foregoing guidance. Accordingly, the foregoing financial results and per unit estimates will change, depending on the timing and the terms of any debt or equity we actually issue.

     Additionally, the contemplated financing transactions may result in our retiring some of our outstanding debt, which could result in an extraordinary charge to earnings of such unamortized debt issuance costs. We have not included any such potential charge in our forecast.

11. Adjusted Income to Limited Partners. The forecast is based on our current annual distribution of $2.15 per unit. The amount of adjusted income allocated to our limited partnership interests is 98% of the total partnership adjusted income less the amount of our general partner's incentive distribution. Based on a $2.15 annual distribution level and the current units outstanding, our general partner's incentive distribution is forecast to be approximately $3.5 million annually. The amount of the incentive distribution changes based on the number of units outstanding and the level of the distribution on the units.

12. Capital Expenditures. Total capital expenditures are estimated to be $5.0 million for the third quarter of 2002 and $5.0 million for the fourth quarter of 2002. Of these amounts, expansion capital is estimated to be $3.3 million during the third quarter and $3.2 million during the fourth quarter. The expansion capital estimates are primarily attributable to the Phase III expansion at our Cushing Terminal. Maintenance capital is estimated to be $1.7 million for the third quarter and $1.8 million for the fourth quarter.

13. Although acquisitions comprise a key element of our growth strategy, these results and estimates do not include any assumptions or forecasts for any acquisitions that may be made after the date hereof other than with respect to the Shell West Texas Assets.

Preliminary Estimates for Year 2003

     For 2003, we anticipate our EBITDA will range from $155 million to $162 million. This overall guidance is based on continued operating and financial performance of our existing assets under normalized market conditions, inclusion of the Shell West Texas Assets and placing our Phase III expansion of the Cushing Terminal in service on January 1, 2003. The guidance also incorporates successfully integrating throughout the year the realization of cost savings and revenue synergies identified in our acquisition analysis for the Shell West Texas Assets. Based on this outlook and taking into account anticipated depreciation and amortization expense, we anticipate EBIT will range from $117 million to $124 million.

     As noted in item number 10 above, our current capital structure is expected to change as a result of issuing equity to fund the Shell acquisition and from the possible issuance of senior unsecured notes. These financing transactions may have a dilutive effect on adjusted income per unit. Additionally, the contemplated financing transactions may result in our retiring some of our outstanding debt, which could result in an extraordinary charge to earnings of such unamortized debt issuance costs. We have not included any such potential charge in our forecast.

Forward-Looking Statements And Associated Risks

     All statements, other than statements of historical fact, included in this report are forward-looking statements, including, but not limited to, statements identified by the words "anticipate," "believe," "estimate," "expect," "plan," "intend" and "forecast" and similar expressions and statements regarding our business strategy, plans and objectives of our management for future operations. These statements reflect our current views with respect to future events, based on what we believe are reasonable assumptions. Certain factors could cause actual results to differ materially from results anticipated in the forward-looking statements. These factors include, but are not limited to:

o abrupt or severe production declines or production interruptions in outer continental shelf crude oil production located offshore California and transported on the All American Pipeline;

o declines in volumes shipped on the Basin and our other pipelines by third party shippers;

o    successful consummation of anticipated acquisitions;

o the availability of adequate supplies of and demand for crude oil in the areas in which we operate;

o    the effects of competition;

o    the success of our risk management activities;

o    the impact of crude oil price fluctuations;

o    successful integration and future performance of acquired assets;

o successful third-party drilling efforts and completion of announced oil-sands projects;

o    continued creditworthiness of our counterparties

o our levels of indebtedness and our ability to receive credit on satisfactory terms;

o    shortages or cost increases of power supplies, materials or labor;

o    weather interference with business operations or project construction;

o    the impact of current and future laws and governmental regulations;

o    the currency exchange rate of the Canadian dollar;

o environmental liabilities that are not covered by an indemnity or insurance;

o    fluctuations in the debt and equity markets; and

o    general economic, market or business conditions.

We undertake no obligation to publicly update or revise any forward-looking statements. Further information on risks and uncertainties is available in our filings with the Securities and Exchange Commission, which are incorporated by reference herein.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                               PLAINS ALL AMERICAN PIPELINE, L.P.

Date:  July 24, 2002           By:  Plains AAP, L.P., its general partner

                               By:  Plains All American GP LLC,
                                     its general partner

                               By:      /s/ Phil Kramer
                                   ------------------------------------------
                               Name:   Phil Kramer
                               Title:  Executive Vice President and Chief
                                       Financial Officer